Exhibit 99.1

1100 Cassatt Road
Berwyn, PA 19312
Phone: 610•651•5900
Fax: 610•993•2683

For Immediate Release
February 26, 2004

TRITON PCS ANNOUNCES DECLARATION OF DIVIDEND ON SERIES A PREFERRED STOCK

Berwyn, Pa., Feb. 26, 2004 — Triton PCS Holdings, Inc. (NYSE: TPC) today announced that on February 25, 2004, its Board of Directors declared the payment of a quarterly cash dividend on the company’s outstanding Series A Redeemable Convertible Preferred Stock, which has a current liquidation value of $140.3 million. The quarterly cash dividend of $3.5 million will be paid to shareholders of record of the Series A Redeemable Convertible Preferred Stock as of March 31, 2004, and paid on April 15, 2004.

Triton PCS, based in Berwyn, Pennsylvania, is an award-winning wireless carrier providing service in the Southeast. The company markets its service under the brand SunCom, a member of the AT&T Wireless Network. Triton PCS is licensed to operate a digital wireless network in a contiguous area covering 13.6 million people in Virginia, North Carolina, South Carolina, northern Georgia, northeastern Tennessee and southeastern Kentucky.

For more information on Triton PCS and its products and services, visit the company’s websites at: www.tritonpcs.com and www.suncom.com.

Statements in this press release regarding Triton PCS’s business that are not historical facts may be “forward-looking statements”. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Triton PCS files from time to time with the U.S. Securities and Exchange Commission.

Contact:

Steve Somers, CFA
Director of Investor Relations
610-722-4449
ssomers@tritonpcs.com